UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREAT LAKES DREDGE & DOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-5336063
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2122 York Road
Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip code)

Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan

 (Full title of plan)

Deborah A. Wensel
Chief Financial Officer
Great Lakes Dredge & Dock Corporation
2122 York Road

Oak Brook, IL 60523
 (Name and address of agent for service)

(630) 574-3000

(Telephone number, including area code, of agent for service)

with copies to:

Ross D. Emmerman, Esq..
Neal, Gerber & Eisenberg LLP
Two North LaSalle Street
Chicago, Illinois 60602
(312) 269-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock (par value $.0001 per share)	5,800,000	$5.13	$29,754,000	$1,170

(1)          Pursuant to Rule 416 of the Securities Act of 1933, also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.

(2)          Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act of 1933 and based on the average of the high and low prices of a share of Common Stock as reported on Nasdaq Global Market on March 31, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

1.     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on March 17, 2008.

2.     The Registrant’s Current Reports on Form 8-K filed on January 2, 2008; February 11, 2008; February 28, 2008 and March 7, 2008.

3.     The description of the Common Stock of the Registrant contained in its Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 (the “Exchange Act”), which became effective as of December 26, 2006, including any amendment(s) or report(s) filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

Certificate of Incorporation and By-Laws

The Registrant’s amended and restated certificate of incorporation and its by-laws provide for the indemnification of officers and directors to the fullest extent permitted by the DGCL.

Insurance

The Registrant’s directors and officers are covered under directors’ and officers’ liability insurance policies maintained by the Registrant against certain liabilities taken in their capacities as such, including liabilities under the Securities Act.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

4.1	Indenture, dated as of December 22, 2003, by and among GLDD Merger Sub, Inc. and BNY Midwest Trust Company, as trustee.(1)

4.2	Supplemental Indenture, dated as of December 22, 2003, by and among Great Lakes Dredge & Dock Corporation, the guarantors party thereto and BNY Midwest Trust Company, as trustee.(1)

4.3	Amendment to Indenture, dated as of January 30, 2004, by and among Great Lakes Dredge & Dock Corporation, and BNY Midwest Trust Company, as trustee.(3)

4.4	Supplemental Indenture, dated as of February 27, 2004, by and among Great Lakes Dredge & Dock Corporation, the guarantors party thereto and BNY Midwest Trust Company, as trustee.(3)

4.5	Second Supplemental Indenture, dated as of July 12, 2004, by and among Great Lakes Dredge & Dock Corporation, and BNY Midwest Trust Company, as trustee.(5)

4.6	Third Supplemental Indenture, dated as of December 2, 2005, by and among Great Lakes Dredge & Dock Corporation, and BNY Midwest Trust Company, as trustee.(6)

4.7

Fourth Supplemental Indenture, dated December 26, 2006, by and among Great Lakes Dredge & Dock Holdings Corp. (now known as Great Lakes Dredge & Dock Corporation), Great Lakes Dredge & Dock Corporation, the guarantors named therein and BNY Midwest Trust Company, as Trustee.(8)

4.8	Form of 7¾% Senior Subordinated Note due 2013.(4)

4.9	Form of Guarantee for 7¾% Senior Subordinated Note due 2013.(4)

4.10	Specimen Common Stock Certificate for Great Lakes Dredge & Dock Corporation.(9)

4.11	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Aldabra Acquisition Corporation.(2)

4.12	Warrant Clarification Agreement, dated September 12, 2006, between Great Lakes Dredge & Dock Corporation and Continental Stock Transfer & Trust Company.(7)

4.13	Specimen Warrant Certificate for Great Lakes Dredge & Dock Corporation.(9)

5.1	Opinion of Neal, Gerber & Eisenberg LLP.*

10.1	Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of J.H. Cohn LLP.*

23.3	Consent of Neal, Gerber & Eisenberg LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

(1)	Incorporated by reference to Registrant’s Form 8-K filed with the Commission on January 6, 2004. (Commission file no. 333-64687)

(2)	Incorporated by reference to the Aldabra Acquisition Corporation’s Registration Statement on Form S-1 (Commission file no. 333-121610)

(3)	Incorporated by reference to Form S-4 Registration Statement of the Registrant (File No. 333-64687) filed with the Commission on March 31, 2004.

(4)	Included as part of Exhibit 4.1 to this Registration Statement on Form S-8.

(5)	Incorporated by reference to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 12, 2005.

(6)	Incorporated by reference to the Registrant’s Form 8-K filed with the Commission on December 8, 2005 (Commission file no. 333-64687).

(7)	Incorporated by reference to the Registrant’s Form 8-K filed with the Commission August 31, 2006 (Commission file no. 333-64687).

(8)	Incorporated by reference to the Registrant’s Form 8-K filed with the Commission on October 4, 2006 (Commission file no. 333-64687).

(9)	Incorporated by reference to the Registrant’s Form 8-K filed with the Commission on December 29, 2006 (Commission file no. 01-33225).

*	Filed herewith

Item 9.  Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act.

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on April 2, 2008.

GREAT LAKES DREDGE & DOCK CORPORATION
(Registrant)

By:	/s/ Deborah A. Wensel
Deborah A. Wensel
Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DOUGLAS B. MACKIE and DEBORAH A. WENSEL, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed on April 2, 2008, by the following persons in the capacities indicated:

Signature	Title

/s/ Douglas B. Mackie	President, Chief Executive Officer and Director
Douglas B. Mackie	(Principal Executive Officer)

/s/ Deborah A. Wensel	Senior Vice President, Chief Financial Officer and
Deborah A. Wensel	Treasurer (Principal Financial and Accounting Officer)

/s/ Jonathan W. Berger
Jonathan W. Berger	Director

/s/ Bruce J. Biemeck
Bruce J. Biemeck	Director

/s/ Peter R. Deutsch
Peter R. Deutsch	Director

/s/ Douglas C. Grissom
Douglas C. Grissom	Director

/s/ Nathan D. Leight
Nathan D. Leight	Director

/s/ Thomas S. Souleles
Thomas S. Souleles	Director

/s/ Jason G. Weiss
Jason G. Weiss	Director

EXHIBIT INDEX

4.1	Indenture, dated as of December 22, 2003, by and among GLDD Merger Sub, Inc. and BNY Midwest Trust Company, as trustee.(1)

4.2	Supplemental Indenture, dated as of December 22, 2003, by and among Great Lakes Dredge & Dock Corporation, the guarantors party thereto and BNY Midwest Trust Company, as trustee.(1)

4.3	Amendment to Indenture, dated as of January 30, 2004, by and among Great Lakes Dredge & Dock Corporation, and BNY Midwest Trust Company, as trustee.(3)

4.4	Supplemental Indenture, dated as of February 27, 2004, by and among Great Lakes Dredge & Dock Corporation, the guarantors party thereto and BNY Midwest Trust Company, as trustee.(3)

4.5	Second Supplemental Indenture, dated as of July 12, 2004, by and among Great Lakes Dredge & Dock Corporation, and BNY Midwest Trust Company, as trustee.(5)

4.6	Third Supplemental Indenture, dated as of December 2, 2005, by and among Great Lakes Dredge & Dock Corporation, and BNY Midwest Trust Company, as trustee.(6)

4.7

Fourth Supplemental Indenture, dated December 26, 2006, by and among Great Lakes Dredge & Dock Holdings Corp. (now known as Great Lakes Dredge & Dock Corporation), Great Lakes Dredge & Dock Corporation, the guarantors named therein and BNY Midwest Trust Company, as Trustee.(8)

4.8	Form of 7¾% Senior Subordinated Note due 2013.(4)

4.9	Form of Guarantee for 7¾% Senior Subordinated Note due 2013.(4)

4.10	Specimen Common Stock Certificate for Great Lakes Dredge & Dock Corporation.(9)

4.11	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Aldabra Acquisition Corporation.(2)

4.12	Warrant Clarification Agreement, dated September 12, 2006, between Great Lakes Dredge and Dock Corporation and Continental Stock Transfer & Trust Company.(7)

4.13	Specimen Warrant Certificate for Great Lakes Dredge & Dock Corporation.(9)

5.1	Opinion of Neal, Gerber & Eisenberg LLP.*

10.1	Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of J.H. Cohn LLP.*

23.2	Consent of Neal, Gerber & Eisenberg LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

(1)	Incorporated by reference to Registrant’s Form 8-K filed with the Commission on January 6, 2004. (Commission file no. 333-64687)

(2)	Incorporated by reference to the Aldabra Acquisition Corporation’s Registration Statement on Form S-1 (Commission file no. 333-121610)

(3)	Incorporated by reference to Form S-4 Registration Statement of the Registrant (File No. 333-64687) filed with the Commission on March 31, 2004.

(4)	Included as part of Exhibit 4.1 to this Registration Statement on Form S-8.

(5)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 12, 2005.

(6)	Incorporated by reference to the Registrant’s Form 8-K filed with the Commission on December 8, 2005 (Commission file no. 333-64687).

(7)	Incorporated by reference to Registrant’s Form 8-K filed with the Commission August 31, 2006 (Commission file no. 333-64687).

(8)	Incorporated by reference to Registrant’s Form 8-K filed with the Commission on October 4, 2006 (Commission file no. 333-64687).

(9)	Incorporated by reference to Registrant’s Form 8-K filed with the Commission on December 29, 2006 (Commission file no. 01-33225).

*	Filed herewith